Exhibit 99.1

For more information, contact:

Investors:

Corey Kinger

corey.kinger@ww.com

Media:

Kelsey Merkel

kelsey.merkel@ww.com

WW International, Inc. Completes Acquisition of Sequence

NEW YORK (April 10, 2023) – WW International, Inc. (NASDAQ: WW) (“WeightWatchers,” “WW,” or the “Company”) today announced it has completed its acquisition of Weekend Health, Inc., d/b/a Sequence, a subscription telehealth platform offering access to healthcare providers specializing in chronic weight management. Sequence seamlessly integrates the patient and clinician experience for medication management and related clinical care while providing high-touch support in navigating the insurance approval process.

“WeightWatchers is at a pivotal point where we can build new capabilities that expand our market, reinforced by our foundational strengths,” said Sima Sistani, CEO of WeightWatchers. “Given the advancements in chronic weight management medications, entering into clinical interventions, for those who medically-qualify, is a natural next step for WeightWatchers. Our goal is to provide sustainable, science-backed solutions to all weight health pathways, whether medications are part of an individual’s journey or not.”

To learn more about Sequence, please visit https://www.joinsequence.com/ and to learn more about WeightWatchers’ entry into clinical weight management, please visit: https://www.weightwatchers.com/us/medical-weight-loss.

About WW International, Inc.

WeightWatchers is a human-centric technology company powered by our proven, science-based, clinically effective weight loss and weight management program. For nearly six decades, we have inspired millions of people to adopt healthy habits for real life. We combine technology and community to help members reach and sustain their goals on our program. To learn more about the WeightWatchers approach to healthy living, please visit ww.com. For more information about our global business, visit our corporate website at corporate.ww.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations and beliefs, as well as a number of assumptions concerning future events. These statements are subject to risks, uncertainties, assumptions and other important factors. Readers are cautioned not to put undue reliance on such forward-looking statements because actual results may vary materially from those expressed or implied. The reports filed by the Company pursuant to United States securities laws contain discussions of these risks and uncertainties. The Company assumes no obligation to, and expressly disclaims any obligation to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are advised to review the Company’s filings with the United States Securities and Exchange Commission (which are available on the SEC’s EDGAR database at www.sec.gov and via the Company’s website at corporate.ww.com).